Filed Pursuant to Rule 424(b)(5)
Registration No. 333-299752

This preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 2, 2026

Preliminary Prospectus Supplement

(To Prospectus dated November 2, 2026)

$10,000,000,000

Common Stock

We are offering $10,000,000,000 of shares of our common stock, par value $0.01 per share (“common stock”). Our common stock is traded on the New York Stock Exchange under the symbol “ORCL.” The last reported sale price of our common stock on October 30, 2026, as reported on the New York Stock Exchange, was $130.67 per share.

Concurrently with this offering and pursuant to a separate prospectus supplement, we are making a public offering of $10,000,000,000 aggregate principal amount of senior notes (collectively, the “Notes,” and the offering thereof, the “Concurrent Notes Offering”). The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering. The closing of the Concurrent Notes Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. The common stock being offered in this offering will rank junior to the Notes being offered in the Concurrent Notes Offering. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any Notes being offered in the Concurrent Notes Offering. The prospectus supplement for the Concurrent Notes Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the common stock we are offering pursuant to this prospectus supplement. See the section titled “Concurrent Notes Offering.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and see Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, which is incorporated by reference herein, for a discussion of certain risks that should be considered in connection with an investment in our common stock.

	Per Share	Total
Price to Public	$	$
Underwriting discounts(1)	$	$

Proceeds, before expenses, to Oracle Corporation	$	$

(1)	See the section titled “Underwriting” beginning on page S-14 of this prospectus supplement for a description of the compensation payable to the underwriters.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

The underwriters expect to deliver the shares of common stock to purchasers on or about     , 2026.

Global Coordinator and Joint Book-Running Manager

BofA Securities

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	BNP PARIBAS	Deutsche Bank Securities	J.P. Morgan

PNC Capital Markets LLC	BTIG	Goldman Sachs & Co. LLC	HSBC	Lloyds Securities	SMBC Nikko

    , 2026

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale of such securities is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. This prospectus supplement also incorporates by reference the information described under “Where You Can Find More Information.” The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to “Oracle,” “we,” “us” and “our” or similar terms are to Oracle Corporation and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents that are incorporated by reference in this prospectus supplement contain statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include, among other things, statements regarding:

•	our belief that our offerings are enhanced by artificial intelligence (“AI”) technologies, including embedded AI-driven automation and analytics and generative AI capabilities;

•	our expectation that the proportion of our cloud revenues relative to our total revenues will continue to increase;

•

the sufficiency of our sources of funding and uses of such funds for working capital, capital expenditures, contractual obligations, acquisitions, dividends, stock repurchases, debt repayments and other matters;

•	our flexibility in managing the timing of certain discretionary capital expenditures;

•	the timing and amount of expenses we expect to incur;

•	the amounts and percentages of remaining performance obligations that we expect to recognize as revenues over respective future periods;

•

our expectation that current and expected customer demand will require continued growth in our cloud and software expenses and capital expenditures in order to increase our existing data center capacity and establish additional data centers in new geographic locations;

•

our ability to secure reliable and cost-effective power sources for our data centers on acceptable terms, the impact of power price volatility on our margins, and the risks associated with any long-term power supply arrangements, including power purchase agreements, that may extend beyond customer contract terms;

•

our expectation that, on a constant currency basis, our total cloud and software revenues generally will continue to increase due to expected growth in our cloud revenues and continued demand for our software offerings;

•

our belief that our Oracle Cloud offerings, which have built-in AI capabilities, represent opportunities for us to continue to expand our business, and that we are in the early stages of what we expect will be a material migration of our existing Oracle customer base from on-premise applications and infrastructure products and services to the Oracle Cloud;

•

our belief that we can market our Oracle Cloud offerings to a broader ecosystem of small and medium-sized businesses, non-information technology lines of business purchasers, developers and partners due to the highly available, intuitive design, ease-of-access, low touch and cost-effective characteristics of the Oracle Cloud;

•	our expectation that substantially all of our customers will renew their software support contracts upon expiration;

•

our belief that our cloud and software business’ margin may be adversely impacted due to increases in supply chain and energy costs, the impact of tariffs and other trade barriers on our costs, and our ability to pass such costs on to customers; inflation; foreign currency rate fluctuations; governmental budgetary constraints; trade policy and other factors;

•

our belief that Oracle Fusion Cloud Enterprise Resource Planning is a strategic suite of applications that is foundational to facilitating and extracting more business value out of the adoption of other

S-iii

Oracle Cloud Applications (“OCA”) offerings as customers realize the value of a common data model that spans across core business applications;

•	our belief that our OCA offerings remove business boundaries between front- and back-office activities;

•

our expectation that we will continue to make significant investments in research and development to develop new products and services offerings, as well as maintain and improve our current offerings, and our belief that research and development efforts are essential to maintaining our competitive position;

•	our expectation that our international operations will continue to provide a significant portion of our total revenues and expenses;

•

our belief that we have adequately provided under U.S. generally accepted accounting principles for outcomes related to our tax audits, that the final outcome of our tax-related examinations, agreements or judicial proceedings will not have a material effect on our results of operations and that our net deferred tax assets will likely be realized in the foreseeable future;

•

our belief that the outcome of certain legal proceedings and claims to which we are a party will not, individually or in the aggregate, result in losses that are materially in excess of amounts already recognized, if any;

•	the possibility that certain legal proceedings to which we are or may become a party could have a material impact on our financial position or results of operations;

•

our expectation that we may acquire, and realize the anticipated benefits of acquiring, companies, products, services and technologies to further our corporate strategy as compelling opportunities become available;

•	the expenses we may incur and the cost savings we expect to realize pursuant to the Fiscal 2026 Oracle Restructuring Plan, including through the adoption and integration of AI technologies;

•	declarations and amounts of future cash dividend payments and the timing and amount of future stock repurchases;

•	our expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements;

•	our expectations regarding the amounts and performance of our investments in marketable and non-marketable equity securities and the timing and amount of changes in fair value of these investments;

•	our ability to predict revenues, particularly certain software license revenues and hardware revenues, and margins;

•	our expectation that the financial impacts of standard warranty or service level provisions in our revenue arrangements will continue to be insignificant;

•

our expectation that supply chain shortages, including those arising from tariffs, changing trade policy or other macroeconomic developments, and the risks associated with our response to such shortages, including committing to higher purchases and balances of hardware products, may increase and will continue to impact us in the future;

•	our beliefs regarding the retention of employees and how our easily accessible learning resources help to improve our employees’ learning experiences and better measure learning consumption;

•	the terms of the Concurrent Notes Offering and whether the Concurrent Notes Offering will be completed on the anticipated terms, or at all; and

S-iv

•	the use of the net proceeds of this common stock offering and, if completed, the Concurrent Notes Offering;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may be preceded by, followed by or include the words “anticipates,” “believes,” “commits,” “continues,” “could,” “endeavors,” “estimates,” “expects,” “focus,” “forecasts,” “future,” “goal,” “intends,” “is designed to,” “likely,” “maintains,” “may,” “ongoing,” “plans,” “possible,” “potential,” “projects,” “seeks,” “shall,” “should,” “strives,” “will” and similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Exchange Act and the Securities Act for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in this prospectus supplement under the caption “Risk Factors” and in the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (incorporated by reference herein) and as may be updated in filings we make from time to time with the U.S. Securities and Exchange Commission (the “SEC”), including our Quarterly Reports on Form 10-Q filed or to be filed by us in our fiscal year 2027, which runs from June 1, 2026 to May 31, 2027.

We have no obligation to publicly update or revise any forward-looking statements set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus supplement, the accompanying prospectus or the documents incorporated herein by reference not to occur. You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement or the accompanying prospectus or as of the date of the documents incorporated by reference herein or therein, as applicable.

S-v

SUMMARY

The following summary highlights information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference herein that are described under “Where You Can Find More Information.”

Oracle Corporation

Oracle provides products and services that build, run and support enterprise information technology (“IT”) frameworks. Our products and services include enterprise applications and infrastructure offerings that incorporate and are enhanced by AI technologies, including embedded AI-driven automation and analytics and generative AI capabilities. These offerings are delivered worldwide through a variety of flexible and interoperable IT deployment models. These models include cloud-based, on-premise and hybrid deployments, such as Oracle Exadata Cloud@Customer and multicloud options that enable customers to use Oracle cloud offerings in conjunction with other public clouds. We provide choice and flexibility to our customers as to when and how they deploy Oracle applications and infrastructure technologies. We believe that offering customers broad, comprehensive, flexible and interoperable deployment models for Oracle applications and infrastructure technologies is important to our growth strategy, an important element of our corporate strategy and better addresses customer needs relative to our competitors.

Company Information

Oracle Corporation was incorporated in 2005 as a Delaware corporation and is the successor to operations originally begun in June 1977.

Our principal executive offices are located at 2300 Oracle Way, Austin, Texas 78741, and our telephone number is (737) 867-1000. We maintain a website at www.oracle.com where general information about us is available. We are not incorporating the contents of, or the information accessible through, the website into this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Oracle Corporation.

Common Stock Offered	$10,000,000,000 of shares of our common stock.

Common Stock to Be Outstanding After This Offering

3,100,255,354 shares of our common stock, assuming sales of 76,528,659 shares in this offering at a price of $130.67 per share, which was the closing price on the New York Stock Exchange on October 30, 2026. The actual number of shares issued will vary depending on the sales price under this offering and, in any event, may not exceed the number of authorized and available shares under our amended and restated certificate of incorporation.

Concurrent Notes Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are making a public offering of $10,000,000,000 aggregate principal amount of senior notes (collectively, the “Notes,” and the offering thereof, the “Concurrent Notes Offering”). The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering. The closing of the Concurrent Notes Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. Accordingly, you should not assume that the Concurrent Notes Offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the Concurrent Notes Offering. The common stock being offered in this offering will rank junior to the Notes being offered in the Concurrent Notes Offering. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any Notes being offered in the Concurrent Notes Offering. The prospectus supplement for the Concurrent Notes Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the common stock we are offering pursuant to this prospectus supplement. See the section titled “Concurrent Notes Offering.”

Use of Proceeds

We expect the net proceeds from this offering to be approximately $    billion, after deducting the underwriting discounts and our estimated offering expenses. The net proceeds of this offering will be used for general corporate purposes, which may include capital expenditures, repayment of indebtedness, future investments or acquisitions and payment of cash dividends on or repurchases of our common stock. See “Use of Proceeds” on page S-7.

Risk Factors

See “Risk Factors” on page S-4 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in our common stock.

New York Stock Exchange Symbol	ORCL.

Transfer Agent	Equiniti Trust Company, LLC.

The number of shares of common stock that will be outstanding after this offering is based on 3,023,726,695 shares outstanding as of August 31, 2026 and excludes:

•	5,543,793,997 shares of common stock held in treasury;

•	19,474,564 shares of common stock issuable upon the exercise of options outstanding at August 31, 2026 at a weighted average exercise price of $224.13 per share;

•	76,789,897 shares of common stock issuable upon the vesting of restricted stock units outstanding at August 31, 2026;

•

387,293,366 shares of common stock reserved for future issuance under our stock-based compensation plans, consisting of 353,494,134 shares of common stock reserved for issuance under our Amended and Restated 2020 Equity Incentive Plan, 1,064,970 shares of common stock reserved for issuance under our Amended and Restated 1993 Directors’ Stock Plan and 32,734,262 shares of common stock reserved for issuance under our Employee Stock Purchase Plan; and

•

up to 31,238,285 shares of common stock issuable upon conversion of the 50,000 outstanding shares of our 6.50% Series D Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), based on the maximum conversion rate of 624.7657 shares of common stock per share of Mandatory Convertible Preferred Stock, subject to anti-dilution adjustments, and any shares of common stock that we may issue as dividends on the Mandatory Convertible Preferred Stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2026 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2026 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Offering and Our Common Stock

The trading price of our common stock is likely to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. The timing of announcements in the public market by us or by our competitors regarding new cloud services, AI advancements, products, product enhancements, technological advances, data center capacity, acquisitions or major transactions could also affect our stock price. Changes in the amounts and frequency of stock repurchases or dividends could affect our stock price. Our stock price could also be affected by other factors, some of which are beyond our control, including, among others: speculation in the press, social media and the analyst community; changes in recommendations or earnings-related estimates by financial analysts; changes in investors’ or analysts’ valuation measures for our stock; negative analyst surveys or channel check surveys; earnings announcements where our financial results differ from our guidance or investors’ expectations; our credit ratings; dissemination of inaccurate information or misinformation about our business and results of operations (including through the malicious use of generative AI tools); the enforcement or non-enforcement of laws and regulations; and market trends unrelated to our performance. The stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. A significant drop in our stock price could also expose us to the risk of securities class action lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business.

We may fail to meet our publicly announced guidance or other expectations about our business, which could cause our stock price to decline.

We provide guidance regarding our expected financial and business performance. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process, and our guidance may not ultimately be accurate. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our common stock could decline significantly.

Future sales or issuances of our common stock, or the perception that these sales or issuances may occur, in the public market could lower the market price for our common stock.

In the future, we may sell additional shares of our common stock to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of our common stock and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. In addition, we may issue a substantial number of shares of our common stock upon conversion of, or as dividends on, our Mandatory Convertible Preferred Stock, which could dilute the ownership interest of holders of our common stock and adversely affect its market price.

Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt.

Our amended and restated certificate of incorporation (the “Restated Certificate of Incorporation”) and our bylaws, as amended (the “Bylaws”) afford certain rights and powers to our board of directors that could delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder. We are also subject to Section 203 of the Delaware General Corporation Law and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

We may be unable to, or may choose not to, continue to pay dividends on our common stock at current or planned rates or at all.

We have historically paid regular quarterly dividends on our common stock. However, the declaration of dividends is at the discretion of our board of directors and is not guaranteed. In addition, so long as any share of our Mandatory Convertible Preferred Stock remains outstanding, we may not declare or pay any dividend on our common stock unless all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for their payment, subject to limited exceptions. Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock, our Mandatory Convertible Preferred Stock and any series of our preferred stock we may issue in the future will depend on, among other things, our financial condition, capital requirements and results of operations, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future in accordance with market expectations, or at all, or cease paying those cash dividends altogether, it would likely have an adverse impact, which may be material, on the market price of our common stock.

Our common stock is junior to our existing and future indebtedness and our preferred stock, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other series of preferred stock that we may issue in the future.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of our common stock and preferred stock, only if all of our then-outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights.

Our outstanding Mandatory Convertible Preferred Stock is, and any series of preferred stock that we may issue in the future will be, senior to our common stock with respect to payments upon liquidation, dissolution or winding up. If any assets remain after payment in full of the liquidation preference of the preferred stock, those remaining assets will be distributed to holders of our common stock. There may be insufficient remaining assets available to pay the liquidation preference on our preferred stock, in which case holders of our common stock would not receive any value for their shares.

As of August 31, 2026, excluding intercompany indebtedness, we had approximately $236.1 billion in aggregate principal amount of consolidated indebtedness outstanding, which ranks senior to our common stock, and had the ability to borrow up to an additional $19.7 billion under our revolving credit facility and our commercial paper program. In addition, we expect to incur additional borrowings or other liabilities under vendor financing, leases and other financing arrangements.

The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering.

The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering. Therefore, it is possible that this offering occurs and the Concurrent Notes Offering does not occur. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. Accordingly, if you decide to purchase common stock, you should be willing to do so whether or not we complete the Concurrent Notes Offering. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes being offered in the Concurrent Notes Offering.

Risks Related to Our Business

We operate in a rapidly changing economic and technological environment that presents numerous risks, many of which are driven by factors that we cannot control or predict. The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, highlight some of these risks. You should read our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, including the section “Risk Factors,” as well as our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2026, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $    billion, after deducting the underwriting discounts and our estimated offering expenses.

The net proceeds of this offering and the Concurrent Notes Offering, if completed, will be used for general corporate purposes, which may include capital expenditures, repayment of indebtedness, future investments or acquisitions and payment of cash dividends on or repurchases of our common stock.

We may temporarily invest funds that are not immediately needed for these purposes in short-term investments, including cash, cash equivalents or marketable securities.

CONCURRENT NOTES OFFERING

Concurrently with this offering and pursuant to a separate prospectus supplement, we are making a public offering of $10,000,000,000 aggregate principal amount of senior notes (collectively, the “Notes,” and the offering thereof, the “Concurrent Notes Offering”). The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering. The closing of the Concurrent Notes Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. Accordingly, you should not assume that the Concurrent Notes Offering will be consummated on the terms described in this prospectus supplement, if at all, or that we will receive any additional proceeds from the Concurrent Notes Offering. The common stock being offered in this offering will rank junior to the Notes being offered in the Concurrent Notes Offering. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any of the Notes offered in the Concurrent Notes Offering. The prospectus supplement for the Concurrent Notes Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the common stock we are offering pursuant to this prospectus supplement. Certain of the underwriters of this offering are also underwriters in the Concurrent Notes Offering.

See the section titled “Use of Proceeds” for additional information regarding the use of proceeds from the Concurrent Notes Offering.

DIVIDEND POLICY

We have historically paid regular quarterly dividends on our common stock. However, the declaration of dividends is at the discretion of our board of directors and any future payments of dividends, and the amount of any dividends we pay, will depend on, among other things, our financial condition, capital requirements and results of operations, as well as other factors that our board of directors may consider relevant. In addition, so long as any share of our Mandatory Convertible Preferred Stock remains outstanding, we may not declare or pay any dividend on our common stock unless all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for their payment, subject to limited exceptions. See “Description of Capital Stock—Preferred Stock.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of owning and disposing of our common stock to non-U.S. holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions as of the date of this prospectus supplement, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not describe all of the tax consequences that may be relevant to investors that may be subject to special tax rules, including:

•	banks, thrifts and other financial institutions;

•	insurance companies;

•	tax-exempt organizations or accounts;

•	regulated investment companies;

•	real estate investment trusts;

•	dealers in securities or currencies;

•	traders in securities that use a mark-to-market method of tax accounting for their securities holdings;

•	persons subject to an alternative minimum tax;

•	certain former citizens or long-term residents of the United States;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or other integrated transaction;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	controlled foreign corporations, foreign pension funds, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who own, or are deemed to own, more than 5% of our common stock;

•	persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to our common stock to their financial statements;

•	partnerships or other pass-through entities for U.S. federal income tax purposes (or a partner or beneficiary thereof); or

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes).

If a partnership, or other entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the U.S. federal income tax treatment of its partners generally will depend on the status of the partners and the activities of the partnership. Accordingly, such partnerships and their partners should consult their tax advisors.

This summary does not address any aspect of state, local or non-U.S. tax laws, tax considerations arising under any U.S. federal taxes other than income taxes, such as gift and estate taxes, the application of the Medicare contribution tax on net investment income or any U.S. federal income tax considerations applicable to an investor’s particular circumstances. Prospective investors should consult their tax advisors regarding the application of U.S. federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Prospective investors in our common stock are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state of the United States or any local, non-U.S. or other taxing jurisdiction, or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder if you are a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source;

•

a trust (x) the administration of which is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has a valid election in effect to be treated as a U.S. person; or

•	an entity or arrangement, domestic or foreign, classified as a partnership for U.S. federal income tax purposes.

Distributions

If we make distributions on our common stock (other than certain pro rata distributions of our stock), those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as gain from the sale of that stock.

Any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide the required certification to the applicable withholding agent, either directly or through other intermediaries. You should consult your tax advisor regarding your entitlement to benefits under any applicable income tax treaty. You generally will be able to obtain a refund of any excess amounts currently withheld if you file an appropriate claim for refund with the IRS.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) generally are exempt from such withholding tax. In order to obtain this exemption, you generally must provide the applicable withholding agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) when such dividends are deemed remitted for purposes of the branch profits tax.

Gain on Sale or Other Disposition of Common Stock

Subject to the discussion below under the headings “Backup Withholding and Information Reporting” and “Foreign Accounts,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States), in which case you will be required to pay tax on the net gain derived from the sale or other disposition under regular graduated U.S. federal income tax rates. If you are a non-U.S. holder that is a corporation, you may also be subject to the branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or other disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax (or lower applicable treaty rate) on the gain derived from the sale or other disposition, which gain may be offset by certain U.S. source capital losses (even though you are not considered a resident of the United States); provided that you have timely filed U.S. federal income tax returns with respect to such losses; or

•	the rules of the Foreign Investment in Real Property Tax Act (or “FIRPTA”) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to your sale or other disposition of our common stock if we currently are, or were at any time within five years before such sale or disposition (or, if shorter, your holding period for the common stock disposed of), a “United States real property holding corporation” (or “USRPHC”). In general, we would be a USRPHC if the fair market value of our U.S. real property interests comprised at least 50% of the sum of the fair market value of our worldwide real property interests and assets used or held for use in a trade or business. We believe that we currently are not, and will not become in the future, a USRPHC. Even if we are or become a USRPHC, so long as our common stock is “regularly traded” on an established securities market (within the meaning of applicable Treasury regulations) during the calendar year in which the sale or other disposition occurs, our common stock generally will be treated as a U.S. real property interest only with respect to a non-U.S. holder that actually or constructively held more than 5% of our common stock at any time during the shorter of the five-year period preceding the disposition or such holder’s holding period.

Backup Withholding and Information Reporting

Information returns generally are required to be filed with the IRS annually reporting the amount of dividends on our common stock paid to you. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Unless you comply with applicable certification procedures to establish that you are not a United States person or that you are an exempt recipient (generally by filing an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8), information returns may also be filed with the IRS in connection with the receipt of the proceeds from a sale or other disposition of our common stock.

Dividends paid on, and proceeds from the disposition of, our common stock may be subject to backup withholding at a current rate of 24% unless you comply with applicable certification procedures to establish that you are not a United States person or otherwise establish an exemption. Compliance with the certification procedures required to claim an exemption from, or reduction in, withholding tax on dividends described above under “Distributions” (generally by providing a properly executed applicable IRS Form W-8) will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, backup withholding and information reporting may apply if the applicable withholding agent has actual knowledge, or reason to know, that you are a U.S. person.

The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and, if the backup withholding results in an overpayment, may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Foreign Accounts

Provisions of the Code and regulations and rules issued thereunder commonly referred to as “FATCA” impose a withholding tax of 30% on certain payments, including dividends on, and (subject to the discussion below) gross proceeds from the sale or other disposition of, our common stock, that are paid to (i) “foreign financial institutions” (which are broadly defined for this purpose and generally include investment vehicles), whether such foreign financial institution is the beneficial owner or an intermediary, unless such institution enters into an agreement with the IRS to withhold on certain payments and to collect and provide to the IRS substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and (ii) certain other non-U.S. entities, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements, including by permitting the payee to report to such applicable foreign country’s tax authorities instead of the IRS. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Distributions,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. In addition, regulations proposed by the U.S. Treasury Department would eliminate the requirement under FATCA of withholding on gross proceeds from the sale or other disposition of our common stock, and the U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If any withholding is imposed and you are not a foreign financial institution, you generally will be entitled to a refund of any amounts withheld by timely filing a U.S. federal income tax return, which may entail significant administrative burden. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

BofA Securities, Inc. is acting as sole representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock indicated in the following table.

Underwriters	Number of Shares
BofA Securities, Inc.
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
PNC Capital Markets LLC
BTIG, LLC
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.
Lloyds Securities Inc.
SMBC Nikko Securities America, Inc.

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us.

Underwriting Discount
Per Share	$

Total	$

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the public offering price. After the initial offering of the shares, the representative may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that we will not, without the prior written consent of the representative, for a period of 60 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, other than the shares offered and sold pursuant to this prospectus supplement. The restrictions described above do not apply to (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement) or pursuant to our employee stock purchase plan, in each case, outstanding as of the date of the underwriting agreement with respect to the shares being offered, (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering, (iii) contributions of shares of common stock to our 401(k) plan in effect as of the closing date of this offering, (iv) issuance of shares of common stock pursuant to the terms of our qualified and nonqualified retirement plans in effect as of the closing date of this offering, (v) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the closing date of this offering, in acquisitions or other similar strategic transactions and (vi) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect as of the date of the underwriting agreement with respect to the shares being offered or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

The shares are listed on the New York Stock Exchange under the symbol “ORCL.”

We estimate that our offering expenses, excluding underwriting discounts, will be approximately $   million.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of shares for which the underwriters are required to purchase in the offering. The underwriters may cover any covered short position by purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market. “Naked” short sales are any short sales that create a short position greater than the amount of shares that the underwriters are required to purchase in the offering. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Concurrent Notes Offering

Concurrently with this offering and pursuant to a separate prospectus supplement, we are making a public offering of $10,000,000,000 aggregate principal amount of senior notes. The closing of this offering is not conditioned upon the closing of the Concurrent Notes Offering, and the closing of the Concurrent Notes Offering is not conditioned upon the closing of this offering. We cannot assure you that the Concurrent Notes Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Notes Offering.”

Other Relationships

Certain of the underwriters or their affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. For example, certain of the underwriters or their respective affiliates are lenders, and in some cases agents or managers for the lenders, under our term loan credit agreement and our revolving credit facility and certain of the underwriters are also serving as underwriters in the Concurrent Notes Offering.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates have hedged and are likely in the future to hedge or otherwise reduce their exposure, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge or otherwise reduce such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares may be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We and the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

In relation to the United Kingdom (“UK”), no shares may be offered pursuant to this offering to the public in the UK except that offers of shares may be made to the public in the UK at any time in reliance on the following exceptions in Part 1 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”):

a)	to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the UK, subject to obtaining the prior consent of the representative for any such offer; or

c)	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs.

In the case of any shares being offered to a financial intermediary, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We and the underwriters and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.

In the UK, this prospectus supplement and any other material in relation to the shares are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the

FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the representative for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification-In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

This prospectus supplement does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

VALIDITY OF SECURITIES

The validity of the shares of common stock offered hereby will be passed upon for us by Freshfields US LLP, Redwood City, California. The underwriters have been represented by Simpson Thacher & Bartlett LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Oracle Corporation appearing in Oracle Corporation’s Annual Report (Form 10-K) for the fiscal year ended May 31, 2026, and the effectiveness of Oracle Corporation’s internal control over financial reporting as of May 31, 2026, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Oracle Corporation management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2026 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits and schedules to the registration statement, are available, free of charge, on the SEC’s website at www.sec.gov and our Investor Relations website at www.oracle.com/investor as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information posted on or accessible through our website is not incorporated into this prospectus supplement or the accompanying prospectus.

As permitted by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information that you can find in the registration statement or the exhibits to that statement. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement, provided, however, that nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended May 31, 2026;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2026;

(c)	our Current Reports on Form 8-K filed on June 10, 2026 (with respect to Item 8.01 only), September 10, 2026 (with respect to Item 8.01 only) and September 14, 2026;

(d)

the portions of the Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026; and

(e)

the description of our common stock contained in our registration statement on Form 8-A, as amended (Reg. No. 001-35992), filed on July  3, 2013, as updated by the description of our common stock contained in Exhibit 4.22 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by contacting our Investor Relations department by calling (650) 506-4073, by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065 or by sending an email to investor_us@oracle.com.

PROSPECTUS

ORACLE CORPORATION

The following are types of securities that may be offered and sold by Oracle Corporation or by selling security holders under this prospectus from time to time:

• Common stock	• Warrants
• Preferred stock	• Purchase contracts
• Debt securities	• Units
• Depositary shares

The securities may be offered by us or by selling security holders in amounts, at prices and on terms determined at the time of the offering. The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We will describe in a prospectus supplement, which must accompany this prospectus, the securities we are offering and selling, as well as the specific terms of the securities. Those terms may include:

• Maturity	• Redemption terms	• Terms of conversion
• Interest rate	• Listing on a security exchange	• Liquidation amount
• Currency of payments	• Amount payable at maturity	• Subsidiary guarantees
• Dividends	• Conversion or exchange rights	• Sinking fund terms

Our common stock is quoted on the New York Stock Exchange under the ticker symbol “ORCL.”

Investing in these securities involves certain risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in other documents which are incorporated by reference herein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2026

We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer or sale of the securities is not permitted. You should not assume that the information contained in, or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we have indicated otherwise or the context requires, references in this prospectus to “Oracle,” “we,” “us,” and “our” refer to Oracle Corporation and not to any of its existing or future subsidiaries.

ORACLE CORPORATION

Our Business

Oracle provides products and services that build, run and support enterprise information technology (“IT”) frameworks. Our products and services include enterprise applications and infrastructure offerings that incorporate and are enhanced by artificial intelligence (“AI”) technologies, including embedded AI-driven automation and analytics and generative AI capabilities. These offerings are delivered worldwide through a variety of flexible and interoperable IT deployment models. These models include cloud-based, on-premise and hybrid deployments, such as Oracle Exadata Cloud@Customer and multicloud options that enable customers to use Oracle cloud offerings in conjunction with other public clouds. We provide choice and flexibility to our customers as to when and how they deploy Oracle applications and infrastructure technologies. We believe that offering customers broad, comprehensive, flexible and interoperable deployment models for Oracle applications and infrastructure technologies is important to our growth strategy, an important element of our corporate strategy and better addresses customer needs relative to our competitors.

Oracle Corporation was incorporated in 2005 as a Delaware corporation and is the successor to operations originally begun in June 1977.

Our principal executive offices are located at 2300 Oracle Way, Austin, Texas 78741, and our telephone number is (737) 867-1000. We maintain a website at www.oracle.com where general information about us is available. We are not incorporating the contents of, or the information accessible through, the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read any document that we file with the SEC, including the registration statement of which this prospectus forms a part and the exhibits thereto, by going to the SEC’s website at www.sec.gov.

As permitted by the SEC’s rules, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to that registration statement. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus:

(a)	Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (“Annual Report on Form 10-K”);

(b)	portions of the Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders incorporated by reference in the Annual Report on Form 10-K;

(c)	Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2026;

(d)	Current Reports on Form 8-K filed on June 10, 2026 (with respect to Item 8.01 only), September 10, 2026 (with respect to Item 8.01 only) and September 14, 2026; and

(e)

the description of our common stock contained in our registration statement on Form 8-A, as amended (Reg. No. 001-35992), filed on July  3, 2013, as updated by the description of our common stock contained in Exhibit 4.22 to the Annual Report on Form 10-K and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings at no cost, by sending an email to investor_us@oracle.com, calling our Investor Relations department at (650) 506-4073 or by writing to Investor Relations, Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and documents that are incorporated by reference into this prospectus contain statements that are not historical in nature, are predictive in nature, or that depend upon or refer to future events or conditions or otherwise contain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements may appear throughout this prospectus and documents that are incorporated by reference into this prospectus and include, among other things, statements regarding:

•	our belief that our offerings are enhanced by AI technologies, including embedded AI-driven automation and analytics and generative AI capabilities;

•	our expectation that the proportion of our cloud revenues relative to our total revenues will continue to increase;

•

the sufficiency of our sources of funding and uses of such funds for working capital, capital expenditures, contractual obligations, acquisitions, dividends, stock repurchases, debt repayments and other matters;

•	our flexibility in managing the timing of certain discretionary capital expenditures;

•	the timing and amount of expenses we expect to incur;

•	the amounts and percentages of remaining performance obligations that we expect to recognize as revenues over respective future periods;

•

our expectation that current and expected customer demand will require continued growth in our cloud and software expenses and capital expenditures in order to increase our existing data center capacity and establish additional data centers in new geographic locations;

•

our ability to secure reliable and cost-effective power sources for our data centers on acceptable terms, the impact of power price volatility on our margins, and the risks associated with any long-term power supply arrangements, including power purchase agreements, that may extend beyond customer contract terms;

•

our expectation that, on a constant currency basis, our total cloud and software revenues generally will continue to increase due to expected growth in our cloud revenues and continued demand for our software offerings;

•

our belief that our Oracle Cloud offerings, which have built-in AI capabilities, represent opportunities for us to continue to expand our business, and that we are in the early stages of what we expect will be a material migration of our existing Oracle customer base from on-premise applications and infrastructure products and services to the Oracle Cloud;

•

our belief that we can market our Oracle Cloud offerings to a broader ecosystem of small and medium-sized businesses, non-information technology lines of business purchasers, developers and partners due to the highly available, intuitive design, ease-of-access, low touch and cost-effective characteristics of the Oracle Cloud;

•	our expectation that substantially all of our customers will renew their software support contracts upon expiration;

•

our belief that our cloud and software business’ margin may be adversely impacted due to increases in supply chain and energy costs, the impact of tariffs and other trade barriers on our costs, and our ability to pass such costs on to customers; inflation; foreign currency rate fluctuations; governmental budgetary constraints; trade policy and other factors;

•

our belief that Oracle Fusion Cloud Enterprise Resource Planning is a strategic suite of applications that is foundational to facilitating and extracting more business value out of the adoption of other

Oracle Cloud Applications (“OCA”) offerings as customers realize the value of a common data model that spans across core business applications;

•	our belief that our OCA offerings remove business boundaries between front- and back-office activities;

•

our expectation that we will continue to make significant investments in research and development to develop new products and services offerings, as well as maintain and improve our current offerings, and our belief that research and development efforts are essential to maintaining our competitive position;

•	our expectation that our international operations will continue to provide a significant portion of our total revenues and expenses;

•

our belief that we have adequately provided under U.S. generally accepted accounting principles for outcomes related to our tax audits, that the final outcome of our tax-related examinations, agreements or judicial proceedings will not have a material effect on our results of operations and that our net deferred tax assets will likely be realized in the foreseeable future;

•

our belief that the outcome of certain legal proceedings and claims to which we are a party will not, individually or in the aggregate, result in losses that are materially in excess of amounts already recognized, if any;

•	the possibility that certain legal proceedings to which we are or may become a party could have a material impact on our financial position or results of operations;

•

our expectation that we may acquire, and realize the anticipated benefits of acquiring, companies, products, services and technologies to further our corporate strategy as compelling opportunities become available;

•	the expenses we may incur and the cost savings we expect to realize pursuant to the Fiscal 2026 Oracle Restructuring Plan, including through the adoption and integration of AI technologies;

•	declarations and amounts of future cash dividend payments and the timing and amount of future stock repurchases;

•	our expectations regarding the impact of recent accounting pronouncements on our consolidated financial statements;

•	our expectations regarding the amounts and performance of our investments in marketable and non-marketable equity securities and the timing and amount of changes in fair value of these investments;

•	our ability to predict revenues, particularly certain software license revenues and hardware revenues, and margins;

•	our expectation that the financial impacts of standard warranty or service level provisions in our revenue arrangements will continue to be insignificant;

•

our expectation that supply chain shortages, including those arising from tariffs, changing trade policy or other macroeconomic developments, and the risks associated with our response to such shortages, including committing to higher purchases and balances of hardware products, may increase and will continue to impact us in the future;

•	our beliefs regarding the retention of employees and how our easily accessible learning resources help to improve our employees’ learning experiences and better measure learning consumption;

•	the use of the net proceeds from the sale of securities issued pursuant to this registration statement;

as well as other statements regarding our future operations, financial condition and prospects, and business strategies. Forward-looking statements may be preceded by, followed by or include the words

“anticipates,” “believes,” “commits,” “continues,” “could,” “endeavors,” “estimates,” “expects,” “focus,” “forecasts,” “future,” “goal,” “intends,” “is designed to,” “likely,” “maintains,” “may,” “ongoing,” “plans,” “possible,” “potential,” “projects,” “seeks,” “shall,” “should,” “strives,” “will” and similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Exchange Act and the Securities Act for all forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

These forward-looking statements are subject to risks, uncertainties and assumptions about our business that could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the applicable prospectus supplement under the caption “Risk Factors” and in the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026 (incorporated by reference herein) and as may be updated in filings we make from time to time with the SEC, including our Quarterly Reports on Form 10-Q filed or to be filed by us in our fiscal year 2027, which runs from June 1, 2026 to May 31, 2027.

We have no obligation to publicly update or revise any forward-looking statements set forth in this prospectus or the documents incorporated herein by reference, whether as a result of new information, future events or risks, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. New information, future events or risks could cause the forward-looking events we discuss in this prospectus or the documents incorporated herein by reference not to occur. You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus or as of the date of the documents incorporated by reference herein or therein, as applicable.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes, which may include capital expenditures, repayment of indebtedness, future investments or acquisitions and payment of cash dividends on or repurchases of our common stock. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our restated certificate of incorporation, as amended (the “Restated Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), and applicable provisions of law. We have summarized certain portions of the Restated Certificate of Incorporation and Bylaws below. The summary is not complete. The Restated Certificate of Incorporation and Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Restated Certificate of Incorporation and Bylaws for the provisions that are important to you.

Certain provisions of the Delaware General Corporation Law (the “DGCL”), the Restated Certificate of Incorporation and Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests, including those attempts that might result in a premium over the market price for the shares held by such stockholder.

Copies of the Restated Certificate of Incorporation and Bylaws are available upon request. Please see “Where You Can Find More Information” above.

Authorized Capital Stock

Under the Restated Certificate of Incorporation, Oracle’s authorized capital stock consists of 11 billion shares of common stock, par value $0.01 per share, and 1 million shares of preferred stock, par value $0.01 per share. As of August 31, 2026, there were 3,023,726,695 shares of common stock issued and outstanding, 50,000 shares of 6.50% Series D Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D Mandatory Convertible Preferred Stock”), issued and outstanding and 11,200 shares of Series C Preferred Stock (the “Series C Preferred Stock”) issued, which shares of Series C Preferred Stock are held by a consolidated subsidiary for intragroup cash management purposes and therefore are eliminated in consolidation and deemed not outstanding for financial reporting purposes. See Article 4 of our Restated Certificate of Incorporation for more information.

Common Stock

Oracle Common Stock Outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. Our common stock is listed and principally traded on the New York Stock Exchange under the symbol “ORCL.”

Voting Rights. Each holder of shares of our common stock is entitled to one vote for each share held of record on the applicable record date on all matters submitted to a vote of stockholders.

Dividend Rights. Subject to any preferential dividend rights granted to the holders of any shares of our preferred stock that may at the time be outstanding, including the Series D Mandatory Convertible Preferred Stock (see “—Preferred Stock—Series D Mandatory Convertible Preferred Stock” below), holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon Liquidation. Holders of our common stock are entitled to share pro rata, upon any liquidation or dissolution of Oracle, in all remaining assets available for distribution to stockholders after payment or providing for our liabilities and the liquidation preference of any outstanding preferred stock.

Rights and Preferences. Holders of our common stock have no preemptive right to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities. In addition, holders of our common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Transfer Agent and Registrar. Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Preferred Stock

Under our Restated Certificate of Incorporation, without further stockholder action, our board of directors is authorized, subject to any limitations prescribed by the laws of the State of Delaware, to provide for the issuance of the shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). See Article 4 of the Restated Certificate of Incorporation for more information.

Series D Mandatory Convertible Preferred Stock. On February 5, 2026, we issued 50,000 shares of Series D Mandatory Convertible Preferred Stock, represented by 100,000,000 depositary shares, each representing a 1/2,000th interest in a share of Series D Mandatory Convertible Preferred Stock. The depositary shares are listed on the New York Stock Exchange under the symbol “ORCL-PRD.” The Series D Mandatory Convertible Preferred Stock has a liquidation preference of $100,000 per share, and dividends accumulate at a rate of 6.50% per annum on the liquidation preference, which, when, as and if declared by our board of directors, are payable quarterly in cash or, subject to certain limitations, in shares of our common stock or a combination of cash and shares of our common stock. Unless earlier converted, each share of Series D Mandatory Convertible Preferred Stock will automatically convert on the mandatory conversion date, which is expected to be January 15, 2029, into between 499.8126 and 624.7657 shares of our common stock, subject to anti-dilution adjustments. So long as any share of Series D Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock, and no common stock may be purchased, redeemed or otherwise acquired for consideration by us or our subsidiaries, unless all accumulated and unpaid dividends on the Series D Mandatory Convertible Preferred Stock for all preceding dividend periods have been declared and paid, or a sufficient sum or number of shares of common stock has been set apart for their payment, subject to limited exceptions. The Series D Mandatory Convertible Preferred Stock ranks senior to our common stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up, and on parity with our Series C Preferred Stock. The foregoing summary is not complete and is qualified in its entirety by reference to the Certificate of Designations relating to the Series D Mandatory Convertible Preferred Stock, filed with the Secretary of State of the State of Delaware and effective February 5, 2026, which is incorporated by reference as Exhibit 3.1 to our Current Report on Form 8-K filed on February 5, 2026.

Certain Provisions of Our Restated Certificate of Incorporation and Bylaws

Our Bylaws vest the power to call special meetings of stockholders in our chairman of the board of directors, any chief executive officer, our board of directors or stockholders holding shares representing not less than 20% of the outstanding votes entitled to vote at the meeting. Stockholders are permitted under our Restated Certificate of Incorporation to act by written consent in lieu of a meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the board of directors must be delivered to our secretary by the close of business not more than 120 and not less than 90 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a stockholder’s written notice will be timely if it is delivered by the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Such notice must contain information specified in the Bylaws as to the director nominee or proposal of other business, information about the stockholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal or nomination and to solicit proxies in support of it. With respect to director nominees, we may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

In addition, our Bylaws contain “proxy access” provisions, which give an eligible stockholder (or group of up to 20 such stockholders) continuously owning for at least three years 3% or more of our outstanding shares of capital stock entitled to vote in the election of directors, the right to nominate up to the greater of two nominees or 20% of the board of directors (rounded down to the nearest whole number) and have those nominees included in our proxy statement. To be timely, any proxy access notice must be delivered to our secretary by the close of business not more than 150 and not less than 120 days prior to the date on which we first mailed our proxy materials for the prior year’s annual meeting; provided that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, a proxy access notice will be timely if it is delivered by the later of the 120th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. The complete proxy access provisions for director nominations are set forth in our Bylaws.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture dated January 13, 2006, among Oracle Corporation (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A., as amended by a supplemental indenture, dated as of May 9, 2007, by and among Oracle Corporation, Citibank, N.A. and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as trustee (the “trustee”), as may be further supplemented from time to time. The debt securities may be issued in one or more series established in or pursuant to a board resolution and set forth in an officers’ certificate or supplemental indenture. In accordance with the terms of the indenture, Oracle Systems Corporation is no longer an obligor under the indenture and will not be an obligor on any securities issued under the indenture unless explicitly stated in the prospectus supplement relating to such securities.

When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We have summarized certain terms and provisions of the indenture. The summary is not complete. The indenture has been incorporated by reference as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture and applicable officers’ certificate or supplemental indenture (including the form of debt security) relating to the applicable series of debt securities for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

General

The indenture will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to such aggregate principal amount as we may authorize from time to time. The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt, if any, will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $1,000 and any multiple thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

Events of Default

When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, here are some examples of what we mean:

(1)	default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2)	default in paying principal, or premium, if any, on the debt securities when due;

(3)

default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after there has been given to us a written notice from the trustee or there has been given to us and the trustee a written notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

(4)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or

(5)	any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4) with respect to us) under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding debt securities of that series, will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of that series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the indenture specified in clause (4) with respect to us occurs and is continuing, then the entire principal amount of the outstanding debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above, the holders of a majority in principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered such indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee such security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 45 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

We and the trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:

•	cure ambiguities, defects or inconsistencies;

•	provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption;

•	make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	secure the debt securities of a series;

•	establish the form or forms of debt securities of any series;

•	maintain the qualification of the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the indenture or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification (voting as one class), and our compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	reduce the principal amount, or extend the fixed maturity, of the debt securities, alter or waive the redemption provisions of the debt securities;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities or any guarantor;

•	reduce the interest rate or extend the time for payment of interest on the debt securities; or

•	adversely affect the ranking of the debt securities of any series.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indenture.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any state or territory;

•

the surviving entity will expressly assume all of our obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•	the merger of us with or into a single direct or indirect wholly-owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the DGCL.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor corporation had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any debt securities issued thereunder.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the debt securities (unless otherwise provided pursuant to a board resolution and set forth in an officers’ certificate or a supplemental indenture). These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to each series of debt securities, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, or upon any income or profits therefrom, in order to secure any of our Indebtedness, without effectively providing that such series of debt securities shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)	Liens existing as of the closing date of the offering of the series of debt securities;

(2)	Liens granted after the closing date of the offering of the series of debt securities, created in favor of the holders of such series of debt securities;

(3)	Liens securing our Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under the indenture;

(4)

Liens created in substitution of or as replacements for any Liens permitted by the clauses directly above, provided that, based on a good faith determination of one of our Senior Officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; and

(5)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing any series of debt securities, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien or (ii) 25% of Consolidated Net Worth calculated as of the date of the issuance of such debt securities.

Limitation on Sale and Lease-Back Transactions

With respect to each series of debt securities, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(1)	such transaction was entered into prior to the closing date of the offering of the series of debt securities;

(2)	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(3)	such transaction involves a lease for less than three years;

(4)

we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing such series of debt securities pursuant to the first paragraph of “— Limitation on Liens” above; or

(5)

we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver debt securities to the trustee therefor for cancellation, such debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (i) 25% of Consolidated Net Worth calculated as of the closing date of the sale and leaseback transaction or (ii) 25% of Consolidated Net Worth calculated as of the date of the issuance of the series of debt securities.

Existence

Except as permitted under “— Consolidation, Merger or Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(1)

the aggregate principal amount of our Indebtedness incurred after the closing date of the offering of the debt securities and secured by Liens not permitted by the first sentence under “— Limitation on Liens;” and

(2)

our Attributable Liens in respect of sale and lease-back transactions entered into after the closing date of this offering pursuant to the second paragraph of “— Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(1)	the fair market value of the assets subject to such transaction; and

(2)

the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture (which may include debt securities in addition to the series of debt securities currently outstanding under the indenture and those being offered by any prospectus supplement) determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our Stockholders’ Equity and our Consolidated Subsidiaries on that date.

“Consolidated Subsidiary” means, as of any date of determination and with respect to any Person, any Subsidiary of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(4)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(1)

Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)

(a) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, and (b) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach; provided that, with respect to clause (a), the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon;

(3)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(4)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(5)

Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(6)	pre-existing Liens on assets acquired by us after the closing date of this offering;

(7)	Liens in our favor;

(8)

inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(9)

statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

(10)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(11)

Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(12)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(13)

Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000; and

(14)

purchase money Liens or purchase money security interests upon or in any Property acquired or held by us in the ordinary course of business to secure the purchase price of such Property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such Property.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Stockholders’ Equity” means, as of any date of determination, stockholders’ equity as reflected on the most recent consolidated balance sheet available to us prepared in accordance with GAAP.

“Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture, when:

•	either:

•	all the debt securities of any series issued that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of any series issued that have not been accepted by the trustee for cancellation will become due and payable within one year (a “discharge”) and we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (a “legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

•	the rights of holders of the debt securities to receive principal, interest and any premium when due;

•

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for debt securities payments held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (a “covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;

•	U.S. Government obligations; or

•	a combination of money and U.S. Government obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, the redemption date;

•

in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel stating that, as a result of an IRS ruling or a change in applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of the Trust Indenture Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), unless the trust is registered under the Investment Company Act or exempt from registration; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with The Bank of New York Mellon, an affiliate of the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF DEPOSITARY SHARES

The following description of depositary shares is only a summary and is qualified by any prospectus supplement, deposit agreement and depositary receipt used in connection with the issuance of each series of preferred stock issued through the use of depositary shares. Therefore, you should read carefully the more detailed description that would be contained in any prospectus supplement and form of deposit agreement and depositary receipt, copies of which would be incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

We may offer fractional shares of preferred stock by issuing receipts for depositary shares. The shares of any class or series of preferred stock represented by depositary shares will be deposited with a bank or trust company (the “bank depositary”) and the holders will be issued a depositary receipt entitling them, in proportion to the fraction of a share the receipt represents, to all the rights and preferences of the preferred stock as may be fixed by our board of directors from time to time.

The bank depositary will function as the intermediary between us and the holders of the depositary receipts. Dividends and other distributions will be provided to the bank depositary for ultimate distribution to the holders. Redemption of the depositary shares and voting the underlying preferred stock will also be coordinated through the bank depositary. Holders will have the right to surrender their depositary receipts to the bank depositary and be entitled to receive whole shares of preferred stock that are represented by such receipts. Though the preferred stock will continue to have all of the rights and preferences of such preferred stock before such surrender, there may be no market opportunity to trade such stock and once withdrawn from the bank depositary, it may not be redeposited.

We will pay all transfer and other taxes and governmental charges that arise solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the applicable class or series of preferred stock and any exchange or redemption of such class or series of preferred stock. Holders of depositary shares will pay all other transfer and other taxes and governmental charges, and, in addition, such other charges as are expressly provided in the deposit agreement to be for their accounts.

FORMS OF SECURITIES

Each debt security, warrant, unit and depositary share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, units or depositary shares represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities, warrants, units and depositary shares in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or deposit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or deposit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or deposit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or deposit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or depositary shares, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Oracle, the trustee, any warrant agent, unit agent, bank depositary for depositary shares or any other agent of Oracle, agent of the trustee or agent of such warrant agent, unit agent or bank depositary for depositary shares will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent, bank depositary for depositary shares or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or selling security holders may sell the securities described in this prospectus in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers, through a specific bidding or auction process or otherwise;

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal); and

•	through a combination of any of the foregoing methods of sale.

If any securities are sold pursuant to this prospectus by any persons other than us, we will, in a prospectus supplement, name the selling security holders, indicate the nature of any relationship such holders have had to us or any of our affiliates during the three years preceding such offering, state the amount of securities of the class owned by such security holder prior to the offering and the amount to be offered for the security holder’s account, and state the amount and (if one percent or more) the percentage of the class to be owned by such security holder after completion of the offering.

We or any selling security holder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we or any selling security holder must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, any selling security holder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us and by any selling security holder against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities will be passed on for us by Freshfields US LLP, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2026, and the effectiveness of our internal control over financial reporting as of May 31, 2026, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

$10,000,000,000

Common Stock

Oracle Corporation

PRELIMINARY PROSPECTUS SUPPLEMENT

Global Coordinator and Joint Book-Running Manager

BofA Securities

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	BNP PARIBAS	Deutsche Bank Securities	J.P. Morgan

PNC Capital Markets LLC	BTIG	Goldman Sachs & Co. LLC	HSBC	Lloyds Securities	SMBC Nikko

    , 2026